BYRNA TECHNOLOGIES INC. 8-K

Exhibit 99.1

Byrna Technologies Enters into New Credit Facility

ANDOVER, MA – January 22, 2021 - Byrna Technologies Inc. (OTCQB: BYRN) (CSE: BYRN) (“Byrna” or the “Company”) today announced the closing of a new asset based (“ABL”) revolving credit facility with Needham Bank.

The new ABL provides Byrna with up to $5.0 million available for general corporate purposes and working capital. In addition to the $5.0 million revolving line of credit, the Company also entered into an agreement for a $1.5 million equipment line.

CEO, Bryan Ganz, commented, “Our new credit facility gives us the financial flexibility to meet the strong demand for our flagship product, the Byrna HD, continue to invest in new product innovation, and expand our marketing and branding initiatives. We view our ability to acquire a new credit facility as indicative of the confidence our creditors have in the Company, management team, and future growth strategy.”

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative less lethal equipment and munitions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here.

About the Byrna® HD

The Byrna HD is a handheld, CO2 powered, non-lethal option for home safety and personal security with the form factor of a compact handgun. It provides a safety zone of 60 feet and comes with multiple easily reloadable magazines that can hold five .68 caliber hard kinetic rounds or highly effective payload rounds designed to burst on impact. Payload rounds include the Company's proprietary chemical irritant and pepper rounds designed to burn an assailant's eyes and respiratory system upon contact.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to future uses of the credit facilities. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to: changes in cash needs including but not limited to any change due or related to the ongoing pandemic, downturns in the business, changes in suppliers’ credit terms, delays in production or fulfillment that impact expected future revenues, changes in public sentiment, competitive landscape, public safety matters, laws and regulations applicable to the Company’s business, merger or acquisition opportunities, or other future events that may affect the company’s cash needs or liquidity. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties., and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

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